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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------

                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                Date of Report
                       (Date of earliest event reported)
                              September 15, 2000



                       Choice Hotels International, Inc.
                       ---------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                                        52-1209792
         --------                                        ----------
(State or other jurisdiction                  (IRS Employer Identification No.)
     of incorporation)



10770 Columbia Pike, Silver Spring, Maryland      60563
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(Address of principal executive offices)       (Zip code)


                        Registrant's telephone number,
                       including area code (301)592-5000
                                           -------------
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Item 5.
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Choice Hotels International, Inc ("Choice" and, together with its subsidiaries, the "Company") deems the information below to be of importance to its security holders, as it provides supplemental information relating to the operations of its subsidiary, Stay Connect, Inc. ("Stay Connect").

The Company previously announced the formation of Stay Connect, a company designed to provide in-room internet solutions to the hospitality industry and related markets. Concurrent with the formation of Stay Connect, in April 2000, Stay Connect issued Series A Convertible Preferred Stock to a third party, providing the third party an effective 20% ownership interest in Stay Connect in exchange for $5 million.

Subsequent to the announcement, the Company has reevaluated the business prospects of Stay Connect and given Stay Connect's competitive landscape, the Company has decided not to proceed with the management or operations of the Stay Connect business as previously disclosed. Accordingly, the $5 million capital previously raised is no longer required. As a result, the operations of Stay Connect are not expected to have a material impact on the operations, cash flows or financial position of Choice.


SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CHOICE HOTELS INTERNATIONAL, INC.
                                           (Registrant)


                                 By: /s/ Joseph M. Squeri
                                    ------------------------
                                    Name: Joseph M. Squeri
                                    Title: Senior Vice President,
                                           & Chief Financial Officer
Date: September 15, 2000

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